Exhibit (h)(36)(iii)

THIRD AMENDMENT TO

PARTICIPATION AGREEMENT

THIS AMENDMENT effective as of the 1st day of October, 2016.

WHEREAS, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York (collectively the “Company”), GWFS Equities, Inc. (“GWFS”), Waddell & Reed, Inc. (“W&R”), distributor for Ivy Funds Variable Insurance Portfolios, and Ivy Funds Variable Insurance Portfolios (the “Ivy Funds VIP”) entered into said Participation Agreement dated April 14, 2015, as amended, (the “Agreement”); and

WHREAS, effective October 1, 2016, W&R was replaced by Ivy Distributors, Inc. (“IDI”), an affiliate of Waddell & Recd, Inc., as the principal underwriter of Ivy Funds VIP;

WHEREAS, effective October 1, 2016, Ivy Funds VIP changed its name to Ivy Variable Insurance Portfolios (“Ivy VIP”);

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties do hereby agree to the following amendments to the Agreement:

1.	Effective as of October 1, 2016, W&R is no longer a party to the Agreement and IDI replaces W&R as a party to the Agreement.

2.	Effective as of October 1, 2016, all references to W&R in the Agreement are hereby changed to IDI.

3.	Effective as of October 1, 2016, all references to Ivy Funds VIP in the Agreement are hereby changed to Ivy VIP.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed the Amendment as of the date first above written.

WADDELL & REED, INC.		IVY DISTRIBUTORS, INC.

/s/ Thomas W. Butch		/s/ Thomas W. Butch
By:	Thomas W. Butch	By:	Thomas W. Butch
Title:	Chief Executive Officer	Title:	President

IVY VARIABLE INSURANCE PORTFOLIOS

/s/ Philip J. Sanders
By:	Philip J. Sanders
Title:	President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY		GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

/s/ William S. Harmon		/s/ William S. Harmon
By:	William S. Harmon	By:	William S. Harmon
Title:	Senior Vice President	Title:	Senior Vice President

GWFS EQUITIES, INC.

/s/ William S. Harmon
By: William S. Harmon
Title: Senior Vice President